Exhibit 99.2

September 15, 2022

Amesite and NAFEO Announce Addition of New Member Universities to Alliance

DETROIT, Sept. 15, 2022 (GLOBE NEWSWIRE) -- Amesite Inc., (NASDAQ: AMST), a leading artificial intelligence software company offering a cloud-based learning platform for business and education markets, announces that five new member universities have joined their collaborative alliance with the National Association for Equal Opportunity in Higher Education (NAFEO). New members include:

●	Alabama State University Allen University

●	Benedict College

●	Clark Atlanta University

●	University of the District of Columbia

which have agreed to join NAFEO’s Center for Opportunity and Equity (COE), a vehicle that NAFEO intends to support with a $30M fundraising effort to bring online learning resources to a first group of NAFEO’s constituents, including Historically Black Colleges and Universities (HBCUs) and Predominantly Black Institutions (PBIs). Members of NAFEO’s COE will have the opportunity to utilize NAFEO’s planned Learning Community Environment®, powered by Amesite, to deliver eLearning to build professional skills. The NAFEO members collectively enroll more than 700,000 students, and have over 7 million living alumni, all of whom are anticipated to benefit from the COE.

Lezli Baskerville, Esq., CEO of NAFEO, stated, “We are growing this alliance to deliver critical online learning infrastructure to our members through NAFEO’s Center for Opportunity and Equity because it is the most efficient way to build enrollments and impact. Each university building its own infrastructure would take a great deal of time and be an inefficient use of resources. By working together and leveraging the strong history of trust and collaboration within NAFEO to engage and uplift our members, we ultimately intend to deliver millions of effective and affordable elearning opportunities. These will advance our constituencies economically, while enabling our universities to retain their storied brands and build greater impact.”

Amesite Founder & CEO Dr. Ann Marie Sastry commented, “We are thrilled with the speed that this alliance within NAFEO is growing, honored to serve as their technology, content and services provider, and believe that it will lead to exponential growth in Amesite’s ability to serve NAFEO’s 106 member HBCUs and 81 PBIs. We are delighted to support this ambitious effort with our enterprise-scale platform, and expect to be extremely active in setting up services and delivering learning, as NAFEO gathers resources to support vitally needed online programs.”

About Amesite Inc.

Amesite delivers its scalable, customizable, white-labeled online learning platform to universities, businesses, museums, and government agencies, enabling them to deliver outstanding digital learning. Amesite provides a single system that combines eCommerce, instruction, engagement, analytics, and administration using best-in-class infrastructure to serve multi-billion-dollar online learning markets. For more information, visit www.amesite.io.

About NAFEO

The National Association for Equal Opportunity in Higher Education (NAFEO) is the nation’s only national membership association of all of the nation’s Historically Black Colleges and Universities (HBCUs) and Predominantly Black Institutions (PBIs). Founded in 1969, by the presidents and chancellors of HBCUs and other equal educational opportunity institutions, NAFEO is a one of a kind membership association representing the presidents and chancellors of the public, private, independent, and land-grant, two-year, four-year, graduate and professional, HBCUs and PBIs. NAFEO is a voluntary, independent 501 (c ) (3) association. For more information, visit www.nafeonation.org.

Forward Looking Statements

This communication contains forward-looking statements (including within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended) concerning the Company, the Company’s planned online machine learning platform, the Company’s business plans, any future commercialization of the Company’s online learning solutions, potential customers, business objectives and other matters. Forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “may,” “will,” “should,” “would,” “expect,” “plan,” “believe,” “intend,” “look forward,” and other similar expressions among others. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement. Risks facing the Company and its planned platform are set forth in the Company’s filings with the SEC. Except as required by applicable law, the Company undertakes no obligation to revise or update any forward-looking statement, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Christine Petraglia TraDigital IR

(917) 633-8980

christine@tradigitalir.com

Source: Amesite Inc.